UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2009

GLOBAL RISK MANAGEMENT & INVESTIGATIVE SOLUTIONS
(Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 East Patrick Lane, Suite 101 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 798-0200

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On February 3, 2009, the Registrant completed a sale of unregistered securities under the Securities Act, which constituted over 5% of the number of shares outstanding. The Registrant issued 500,000 shares of its restricted common stock at $0.25 per share to Kyle Edwards, Chief Executive Officer of the Registrant, in accordance with provisions of Mr. Edwards’ employment agreement, whereby the Registrant states it will issue stock in lieu of salary. The 500,000 shares were issued in lieu of Mr. Edwards’ initial base annual salary of $125,000 for the period beginning on October 2008 through October 2009. The Registrant believes that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the financial statements and 34 Act reports. The Registrant reasonably believed that the recipient, immediately prior to the sale of the shares, had such knowledge and experience in his financial and business matters that he was capable of evaluating the merits and risks of his investment. The recipient had the opportunity to speak with the Registrant’s management on several occasions prior to his investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL RISK MANAGEMENT &
INVESTIGATIVE SOLUTIONS

By: /s/ Kyle Edwards
Kyle Edwards, Chief Executive Officer

Date:  February 3, 2009